Exhibit 99.1

TRANSDIGM PRICES $275 MILLION OF

7 3/4% SENIOR SUBORDINATED NOTES DUE 2014

CLEVELAND, OH (June 20, 2006) — TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated (NYSE: TDG), announced today that it has priced a private offering of $275 million of 7 ¾% Senior Subordinated Notes due 2014 (the “Notes”). The sale of the Notes is expected to close on June 23, 2006. The Notes will mature on July 15, 2014 and will be senior unsecured subordinated obligations of TransDigm Inc. The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured subordinated basis by TransDigm Group Incorporated, the parent company of TransDigm Inc., and all of TransDigm Inc.’s existing and future domestic subsidiaries (other than certain immaterial domestic subsidiaries). Interest on the Notes will be payable semi-annually on July 15 and January 15 of each year, commencing on January 15, 2007.

TransDigm intends to use the proceeds from the offering of the Notes, together with the initial borrowings under a new senior secured credit facility that it intends to enter into in connection with the completion of the offering and a portion of its existing cash balances, to repay all of TransDigm Inc.’s outstanding borrowings under its existing senior secured credit facility, to repay all of the outstanding borrowings under a term loan facility under which TransDigm Group Incorporated is the borrower, to purchase all of the $400 million in aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2011 of TransDigm Inc. that are tendered and to pay the related consent payment, in each case in connection with TransDigm Inc.’s previously announced tender offer for such notes, to pay all accrued and unpaid interest on all such indebtedness and to pay all premiums and transaction expenses associated therewith.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of TransDigm Group Incorporated, the parent of TransDigm Inc., to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements regarding the proposed offering of the Notes and the consummation of the related financing transactions, as well as any other statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, general market conditions, whether the conditions to the closing of the offering of the Notes and the related financing transactions are satisfied and other factors detailed in the filings made by TransDigm Group Incorporated and TransDigm Inc. with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, neither TransDigm Group Incorporated nor TransDigm Inc. undertakes any duty to update these forward-looking statements due to new information or as a result of future events.

About TransDigm Group

TransDigm Group Incorporated, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electro-mechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

CONTACT:

Investor Relations
216.706.2945
ir@transdigm.com